UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):_February 20, 2007_
DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio		44122

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (216) 755-5500

(Former name or former address, if changed since last report.)
Check the appropiate box below if the Form 8-k is indented to simultaneously satisfy filling obligation of the registrant under any of the follwing provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1

Item 1.01 Entry into a Material Definitive Agreement
     On February 20, 2007, the Company entered into a First Amendment to First Amended and Restated Secured Term Loan Agreement (the “Loan Agreement”) among the Company, DDR PR Ventures, LLC, S.E., a Delaware limited liability company, KeyBank National Association, and the several banks, financial institutions and other entities from time to time parties to such agreement, and KeyBank National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Eurohypo AG, New York Branch, ING Real Estate Finance (USA) LLC and Scotiabanc Inc., as Documentation Agents that (i) increases the aggregate commitment under the Loan Agreement to $550,000,000; (ii) provides borrowers with the right to further increase the aggregate commitment to $800,000,000 upon satisfaction of certain conditions set forth in the Loan Agreement; (iii) extends the maturity date of the loan to February 20, 2011; (iv) reduces the current interest rate of the loan by 0.15% to LIBOR plus 0.70%; and (v) admits certain banks as lenders under the Loan Agreement.
     A copy of the Amendment is attached as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the Amendment is qualified in its entirety by reference to Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit 10.1	First Amendment to First Amended and Restated Secured Term Loan Agreement among the Company, DDR PR Ventures, LLC, S.E., a Delaware limited liability company, KeyBank National Association, and the several banks, financial institutions and other entities from time to time parties to such agreement, and KeyBank National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Eurohypo AG, New York Branch, ING Real Estate Finance (USA) LLC and Scotiabanc Inc., as Documentation Agents

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Developers Diversified Realty Corporation
(Registrant)

Date February 26, 2007	/s/ William H. Schafer

William H. Schafer
Executive Vice President and Chief Financial Officer